                                  SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:
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     14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                                  KNOLOGY, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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


                              [KNOLOGY LETTERHEAD]



June 6, 2003


To our Shareholders:

     You are cordially invited to attend the annual meeting of shareholders of Knology, Inc., which will be held at 3300 20th Avenue, Valley, Alabama, on June 19, 2003 at 1:00 p.m. EST.

     The principal business of the meeting will be to: (1) elect two Class I directors; (2) elect two Series B directors; and (3) transact such other business as may properly come before the meeting. During the meeting, we also will review the results of the past year and report on significant developments that have occurred during the first quarter of 2003.

     The proxy statement provides detailed information about Knology, Inc. and the proposals to be voted upon by the Knology, Inc. shareholders. Please give this information your careful attention.

     Your vote is very important regardless of the number of shares you own. To vote your shares, you may use the enclosed proxy card or attend the annual meeting of shareholders in person.


                                         Sincerely,


                                         Rodger L. Johnson
                                         Chief Executive Officer

                              [KNOLOGY LETTERHEAD]

                           --------------------------

                               NOTICE OF THE 2003
                         ANNUAL MEETING OF STOCKHOLDERS

                           --------------------------

     The 2003 Annual Meeting of Stockholders of Knology will be held at 3300 20th Avenue, Valley, Alabama, on June 19, 2003 at 1:00 p.m. EST for the following purposes:

     (1) to elect two Class I directors;

     (2) to elect two Series B directors; and

     (3) to transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on June 2, 2003 are entitled to notice of and to vote at the annual meeting.

     Whether or not you plan to attend the meeting, we urge you to vote your shares by signing, dating and mailing the enclosed proxy card in the envelope provided.

                                           By Order of the Board of Directors



                                           Chad S. Wachter
                                           Secretary

June 6, 2003

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

Information About the Annual Meeting..........................................1

Proposal 1: Election of Class III Directors...................................3

Proposal 2: Election of Series B Directors....................................4

Information About Our Executive Officers, Directors and Nominees..............4

Meetings and Committees of the Board..........................................8

Director Compensation........................................................12

Section 16(a) Beneficial Ownership Reporting Compliance......................12

Executive Compensation.......................................................12

Certain Relationships and Related Transactions...............................14

Principal Stockholders.......................................................16

Independent Public Accountants...............................................20

Other Information............................................................21

                                 PROXY STATEMENT

                         ANNUAL MEETING -- JUNE 19, 2003

     This proxy statement is being furnished to the stockholders of Knology, Inc. in connection with the solicitation of proxies by the board of directors of Knology for use at the annual meeting of stockholders on June 19, 2003, and at any reconvened meeting following any adjournment thereof. This proxy statement and the accompanying proxy are first being mailed on or about June 6, 2003 to stockholders of record at the close of business on June 2, 2003.

     The address of our principal executive offices is 1241 O.G. Skinner Drive, West Point, Georgia 31833, and its telephone number is (706) 645-3000. Our website is located at www.knology.com (the contents of the website are not part of this proxy statement).

                      INFORMATION ABOUT THE ANNUAL MEETING

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     Our annual meeting will be held at 3300 20th Avenue, Valley, Alabama on June 19, 2003 at 1:00 p.m. EST.

INFORMATION ABOUT THIS PROXY STATEMENT

     We have sent you these proxy materials because Knology's board of directors is soliciting your proxy to vote your shares at the annual meeting. If you own Knology capital stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting our transfer agent, Wachovia Bank, N.A., at 1525 West W.T. Harris Boulevard, 3C3, Charlotte, NC 28262, Attention: Topaze Miller, or by phone at (704) 590-7392. This proxy statement contains information that we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares.

INFORMATION ABOUT VOTING

     Stockholders can vote in person at the annual meeting or by proxy. To vote by proxy, please sign, date and mail the enclosed proxy card using the envelope provided.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker's proxy card and bring it to the annual meeting in order to vote.

     If you vote by proxy, the individuals named on the card (your proxy holders) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the other proposals. If you sign and return the card without indicating your instructions, your shares will be voted as follows:

     o    FOR the election of two Class I directors; and

     o FOR the election of two Series B directors (if you hold Series B preferred stock).

     You may revoke or change your proxy at any time before it is exercised by sending a written revocation to Knology's Secretary, Chad S. Wachter, by providing a letter dated later than the date of your proxy or by voting in person at the meeting. Your latest vote, whether by proxy card or in person, will be the one that is counted.

     As of June 2, 2003, the record date for the annual meeting, there were 554,291 shares of common stock, 51,167,654 shares of Series A preferred stock, 21,180,131 shares of Series B preferred stock, 50,219,561 shares of Series C preferred stock, 10,684,751 shares of Series D preferred stock and 21,701,279 shares of Series E preferred stock outstanding.

     When voting together as a single class: (1) holders of common stock will have one vote for each share of common stock they held as of the record date;
(2) holders of Series A preferred stock will have 1.0371 votes for each share of Series A preferred stock they held as of the record date; (3) holders of Series B preferred stock will have 1.4865 votes for each share of Series B preferred stock they held as of the record date; (4) holders of Series C preferred stock will have one vote for each share of Series C preferred stock they held as of the record date; and (5) holders of Series D preferred stock will have one vote for each share of Series D preferred stock they held as of the record date. The holders of Series E preferred stock are not entitled to vote on any matters presented at the annual meeting.

     When voting as a separate class, holders of Series B preferred stock will have one vote for each share of Series B preferred stock they held as of the record date.

QUORUM REQUIREMENT

     A quorum is necessary to hold a valid meeting. Under Delaware law and Knology's bylaws, the holders of a majority of the shares entitled to vote at the annual meeting, who are present in person or represented by proxy, constitute a quorum, even if some holders abstain from voting on some or all matters introduced at the meeting. Like abstentions, broker non-votes will be counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, constitutes a quorum.

VOTES NECESSARY FOR ACTION TO BE TAKEN

     The two Class I nominees for election to the board of directors will be elected at the annual meeting by a plurality of the votes of the shares of Knology's common stock, Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, voting together as a single class on an as-converted basis, present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. We do not permit cumulative voting in the election of directors.

     The two Series B nominees for election to the board of directors will be elected at the annual meeting by a plurality of the shares of Knology's Series B preferred stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of the Series B directors.

     Abstentions and broker non-votes will have no effect on the vote on the election of directors.

OTHER MATTERS

     The board of directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. Under our bylaws, generally no business besides the two proposals discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the annual meeting, your proxy holders will act on such matter in their discretion.

SOLICITATION OF PROXIES

     Some of Knology's directors and officers, who will receive no additional compensation, may solicit proxies in person, and by telephone, telegraph, telecopy, facsimile, or mail, from brokerage houses and other institutions, nominees, fiduciaries, and custodians, who will be required to forward the proxy materials to beneficial owners of Knology capital stock. Knology will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

                                   PROPOSAL 1
                          ELECTION OF CLASS I DIRECTORS

     Our certificate of incorporation provides for a classified board of directors. The board of directors is divided into three classes. Each class has as equal a number of directors as possible. The directors in each class serve a three-year term and only one full class is elected at each annual meeting of stockholders. You are being asked to elect two directors to serve in Class I for a term to expire at the annual meeting of stockholders to be held in 2006.

     The board of directors has no reason to believe that any nominee for director will not be available for election. However, if a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the board of directors or the board of directors may reduce the number of directors to be elected at the annual meeting. Each nominee has agreed to be named in this proxy statement and to serve if elected.

     The nominees for Class I director are:

          o    Richard S. Bodman; and

          o    L. Charles Hilton.

     For biographical information on the nominees, please see "Information About Our Executive Officers, Directors and Nominees."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL THE CLASS I NOMINEES.

                                   PROPOSAL 2
                         ELECTION OF SERIES B DIRECTORS

     Our certificate of incorporation provides for the holders of Series B preferred stock to elect two directors at each annual meeting. Each Series B director serves a one-year term. If you hold Series B preferred stock, you are being asked to elect two Series B directors for a term to expire at the annual meeting of stockholders to be held in 2004.

     The board of directors has no reason to believe that any nominee for Series B director will not be available for election. However, if a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by certain holders of the Series B preferred stock. Each nominee for Series B director has agreed to be named in this proxy statement and to serve if elected.

     The nominees for Series B director are:

     o    William Laverack, Jr.; and

     o    Bret D. Pearlman.

     For biographical information on the nominees, please see "Information About Our Executive Officers, Directors and Nominees."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF SERIES B PREFERRED STOCK VOTE FOR ALL THE SERIES B NOMINEES.

                    INFORMATION ABOUT OUR EXECUTIVE OFFICERS,
                             DIRECTORS AND NOMINEES

     The following table sets forth information regarding Knology's executive officers, directors and nominees for director. Generally, Knology's board of directors is divided among three classes, with members serving three-year terms expiring in the years indicated. However, two of Knology's directors are elected by the holders of Series B preferred Stock pursuant to the provisions of Knology's certificate of incorporation and serve one-year terms.

                                                                                                     TERM
            NAME                   AGE                        POSITION                              EXPIRES
            ----                   ---                        --------                              -------
Rodger L. Johnson................. 55   President, Chief Executive Officer and Director              2005
Robert K. Mills................... 39   Chief Financial Officer, Vice President and Treasurer
Felix L. Boccucci, Jr............. 45   Vice President of Business Development
Anthony J. Palermo, Jr............ 48   Vice President of Operations and Marketing
Chad S. Wachter................... 36   Vice President, General Counsel and Secretary
Thomas P. Barrett................. 61   Vice President of Information Technology
Marcus R. Luke, PhD............... 47   Vice President and Chief Technology Officer
Bret T. McCants................... 43   Vice President of Network Services
Campbell B. Lanier, III........... 52   Chairman of the Board                                        2005
Richard S. Bodman................. 64   Director                                                     2003
Alan A. Burgess (1)............... 67   Director                                                     2004
Donald W. Burton (2).............. 58   Director                                                     2004
Eugene I. Davis................... 47   Director                                                     2005
L. Charles Hilton, Jr. (1)........ 71   Director                                                     2003

William Laverack, Jr. (1)(3)...... 45   Director                                                     2003
Bret D. Pearlman(2)(3)............ 36   Director                                                     2003
William H. Scott, III (2)......... 55   Director                                                     2004

------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation and Stock Option Committee.
(3) Elected by holders of Series B preferred stock and serving a one-year term.

     Provided below are biographies of each of the officers, directors, and nominees for director listed in the table above. Some of Knology's officers served as officers of its subsidiary, Knology Broadband, Inc. (Broadband) prior to Knology's formation in September 1998. In the following biographies, Knology has included service with Broadband as service with Knology.

     RODGER L. JOHNSON has served as a director since April 1999. He has served as Knology's President since April 1999 and as Chief Executive Officer since June 1999. Prior to joining Knology, Mr. Johnson had served as President and Chief Executive Officer, as well as a Director, of Communications Central Inc., a provider of coin-operated and inmate telephones, since November 1995. Prior to joining Communications Central, Mr. Johnson served as the President and Chief Executive Officer of JKC Holdings, Inc., a consulting company providing advice to the information processing industry. In that capacity, Mr. Johnson also served as the Chief Operating Officer of CareCentric, Inc., a publicly traded medical software manufacturer. Before founding JKC Holdings, Inc., Mr. Johnson served for approximately eight years as the President and Chief Operating Officer and as the President and Chief Executive Officer of Firstwave Technologies, Inc., a publicly traded sales and marketing software provider.

     ROBERT K. MILLS has served as Chief Financial Officer, Vice President and Treasurer since November 1999. He worked for ITC Holding Company, Inc. from September to November 1999 as Vice President of Corporate Development. From 1994 to September 1999, Mr. Mills served as Vice President-Treasurer and Strategic Planning of Powertel, Inc., which was a provider of wireless communications services. Mr. Mills is a CPA and from 1987 to 1994 practiced accounting at Arthur Andersen LLP.

     FELIX L. BOCCUCCI, JR. has served as Vice President of Business Development since August 1997, and he served as the Chief Financial Officer, Treasurer and Secretary from November 1995 through August 1997. In addition, he currently serves as the Chief Financial Officer for Interstate and Valley Telephone Companies. From October 1994 until December 1995, Mr. Boccucci served as Vice President Finance Broadband of ITC Holding. Prior to such time, Mr. Boccucci worked for GTE Corporation, a telecommunications company, which merged with Contel Corporation in March 1991. From May 1993 to October 1994, he served as a Senior Financial Analyst for GTE. From 1991 to 1993, Mr. Boccucci served as Financial Director for GTE's Central Area Telephone Operations. From 1987 to 1991, he was the Assistant Vice President controller in charge of Contel's Eastern Region Telephone Operations comprising 13 companies in twelve states.

     ANTHONY J. PALERMO, JR. has served as Vice President of Operations and Marketing since July 1999. Prior to joining Knology, Mr. Palermo served as a consultant to Nokia and Optima Technologies from November 1998 through July 1999. From November 1995 to November 1998, Mr. Palermo was employed at Communications Central, Inc., where he served as Vice President of Sales, Marketing, and Operations. Prior to Communications Central, Inc., spent six years at Brock Control Systems as Vice President of Operations and Chief Operating Officer. Mr. Palermo has also spent eleven years in the communications industry with AT&T Long Lines and RCA-Cylix.

     CHAD S. WACHTER has served as Vice President since October 1999 and as General Counsel and Secretary since August 1998. From April 1997 to August 1998, Mr. Wachter served as Assistant General

Counsel of Powertel, Inc., which was a provider of wireless communications services. From May 1990 until April 1997, Mr. Wachter was an associate and then a partner with Capell, Howard, Knabe & Cobbs, P.A. in Montgomery, Alabama.

     THOMAS P. BARRETT has served as Vice President of Information Technology since October 1999. Prior to joining Knology, from July 1998 to September 1999, Mr. Barrett served as the President of Quintiles Americas. Quintiles Americas is a division of Quintiles Inc., a pharmaceutical research company. From January 1993 to June 1998, Mr. Barrett was employed by Perot Systems as an account manager. He also served as the human resources director for a period of time while at Perot Systems. From October 1992 to January 1993, Mr. Barrett worked for General Research Corporation as an account manager for a software development project. From August 1963 to September 1999, Mr. Barrett served in the U.S. Army in a number of command and staff positions and achieved the rank of Brigadier General.

     MARCUS R. LUKE, PH.D. has served as Vice President and Chief Technology officer since August 1997. Prior to this he served as Knology's Vice President of Network Construction from November 1995 until August 1997, and Director of Engineering of Cybernet Holding, L.L.C., from May 1995 until November 1995. Prior to joining Knology, Dr. Luke served as Southeast Division Construction Manager for TCI from July 1993 to May 1995. From July 1987 to June 1993, he served as Area Technical Manager for TCI's southeast area. Dr. Luke worked for Storer Communications Inc. from 1985 to 1987 as Vice President of Engineering. Prior to 1985, he spent 12 years in various engineering and management positions with Storer Communications Inc.

     BRET T. MCCANTS has served as Vice President of Network Services since April 1997. Prior to joining Knology, Mr. McCants was a co-founder of CSW Communications. From January 1996 to April 1997 he served as CSW Communications, Director of Operations, and from 1994 to 1996, he participated in the development and managed the deployment of voice, data and interactive energy management equipment to homes in Laredo, Texas. Prior to joining CSW Communications, Mr. McCants served in various capacities with Central Power and Light Company including as Corporate Manager of Commercial and Small Industrial Marketing from 1992 to 1994, and as Business Manager from 1990 to 1992. From 1982 to 1990, Mr. McCants held several positions in the Sales, Marketing and Engineering at Central Power and Light Company.

     CAMPBELL B. LANIER, III has been a director of Knology and Broadband since November 1995 and has served as Knology's Chairman of the Board since September 1998. Mr. Lanier serves as Chairman of the Board and Chief Executive Officer of Magnolia Company, Inc., which owns various assets formerly owned by ITC Holding Company. Mr. Lanier was Chairman, CEO and has served as a director of ITC Holding from the company's inception in May 1989 until its sale to West Corporation on May 9, 2003. In addition, Mr. Lanier is an officer and director of several ITC Holding subsidiaries. Mr. Lanier also is a Vice-Chairman of the Board and a director of ITC^DeltaCom, Inc., which provides wholesale and retail telecommunications services, and a director of eCompany store. Mr. Lanier has served as a Managing Director of South Atlantic Private Equity Fund, IV, Limited Partnership since July 1997.

     RICHARD S. BODMAN has been one of Knology's directors since June 1996. Mr. Bodman is currently the Managing General Partner of VMS Group, which manages AT&T Ventures, and has served in such position since 1996. From August 1990 to May 1996, Mr. Bodman served as Senior Vice President of Corporate Strategy and Development for AT&T Corporation. Mr. Bodman also is currently a director of Internet Security Systems, Inc. and Tyco International Ltd. RICHARD S. BODMAN IS A NOMINEE FOR CLASS I DIRECTOR.

     ALAN A. BURGESS has been one of Knology's directors since January 1999. From 1967 until his retirement in 1997, Mr. Burgess was a partner with Accenture (formerly Andersen Consulting). Over his

30-year career he held a number of positions as Managing Partner, including Managing Partner of Regulated Industries from 1974 to 1989. In 1989, he assumed the role of Managing Partner of the Communications Industry Group. In addition, he served on Andersen Consulting's Global Management council and was a member of the Partner Income Committee.

     DONALD W. BURTON has been one of Knology's directors since January 1996. Since December 1983, he has served as Managing General Partner of South Atlantic Venture Fund I, II and III, Limited Partnerships and Chairman of South Atlantic Private Equity Fund IV, Limited Partnership. Mr. Burton has been the general partner of The Burton Partnership, Limited Partnership since October 1979. Since January 1981, he has served as President of South Atlantic Capital Corporation. He is a director of the Heritage Group of Mutual Funds and several private companies.

     EUGENE I. DAVIS has been one of Knology's directors since November 2002. Mr. Davis is Chairman and Chief Executive Officer of Pirinate Consulting Group, L.L.C., a privately held consulting firm, of RBX Industries, Inc., a manufacturer and distributor of rubber and plastic products, and of Murdock Communications Corp., a telecommunications enterprise. During 1999 and 2001 he served as Chief Executive Officer of SmarTalk Teleservices Corp., an independent provider of prepaid calling cards. Mr. Davis was Chief Operating Officer of Total-Tel Communications, Inc., a long distance telecommunications provider, during 1998 and 1999. Mr. Davis currently serves as a director of Metrocall Holdings, Inc., FLAG Telecom Holdings Limited and Metals USA, Inc., Elder-Beerman Stores, Inc., Coho Energy, Inc., Murdock Communications Corp., and Tipperary Corporation. Mr. Davis was elected to the board of directors pursuant to the provisions of Knology's stockholders agreement, as amended, which permitted certain holders of the Series D preferred stock to designate a nominee to serve as director for a three-year term.

     L. CHARLES HILTON, JR. has been one of Knology's directors since Knology acquired the Beach Cable, Inc. cable system in Panama City, Florida in December 1997. Mr. Hilton was the founder and sole stockholder of Beach Cable, Inc., and served as its Chief Executive Officer from 1991 to December 1997. Since 1958, Mr. Hilton has served as Chairman and Chief Executive Officer of GAC Contractors Inc., a general construction firm. Mr. Hilton has been a practicing Florida attorney since 1955, and currently serves as Chief Executive Officer of Hilton, Inc., a family corporation which owns and operates various commercial buildings in Bay County, Florida. L. CHARLES HILTON IS A NOMINEE FOR CLASS I DIRECTOR.

     WILLIAM LAVERACK, JR. has been one of Knology's directors since August 2000. Mr. Laverack is a Managing Partner of Whitney & Co., LLC, which he joined in 1993. Mr. Laverack was elected to Knology's board of directors by the holders of its Series B preferred stock, as provided in Knology's amended and restated certificate of incorporation, and was nominated by J. H. Whitney IV, L.P. pursuant to Knology's stockholders agreement, as amended, which provides that J.
H. Whitney IV, L.P. has the right to nominate a director to Knology's board so long as it continues to own at least 45.0% of its original investment in Knology's capital stock. Mr. Laverack is also a director of NuVox, Inc. WILLIAM LAVERACK, JR. IS A NOMINEE FOR SERIES B DIRECTOR.

     BRET D. PEARLMAN has been one of Knology's directors since March 2000. Mr. Pearlman became a Senior Managing Director of The Blackstone Group L.P. in January 2000, and is a member of Blackstone Management Associates III L.L.C., a general partner of each of Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P. and Blackstone Family Investment Partnership III L.P., each of which has invested in Knology. Mr. Pearlman has been involved in The Blackstone Group's principal investing activities since 1989. Mr. Pearlman also serves as a director of American Axle & Manufacturing Holdings, Inc. Mr. Pearlman was elected to Knology's board by the holders of its Series B preferred stock, as provided in Knology's amended and restated certificate of incorporation, and was nominated by Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P. and

Blackstone Family Investment Partnership III L.P. pursuant to Knology's stockholders agreement, as amended, which provides that Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P. and Blackstone Family Investment Partnership III L.P. and their respective affiliates will collectively have the right to nominate a director to Knology's board of directors so long as they continue to own at least 45.0% of their original investment in Knology's capital stock. BRET D. PEARLMAN IS A NOMINEE FOR SERIES B DIRECTOR.

     WILLIAM H. SCOTT, III, has been a director since November 1995. He served as President of ITC Holding from December 1991 and was a director of that company until its sale in May 2003. He is also a member of the Board of Directors of Pre-Solutions, Inc., Magnolia Holding Company, and several private companies.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The board of directors is responsible for oversight of Knology's operations. The board of directors has delegated certain of its authority to several Board committees to assist in its supervision of the overall affairs of the Company. The board of directors met ten times in 2002. In addition to meetings of the full Board, directors also attended meetings of Board committees. All of the directors attended at least 75% of all the meetings of the board of directors and the committees on which they served during fiscal year 2002. Following the annual meeting, the board of directors will consist of 10 directors. The board of directors currently has the following standing committees which meet on a regularly scheduled basis: Audit Committee and Compensation and Stock Option Committee. The Audit Committee held five meetings during 2002, and the Compensation and Stock Option Committee held two meetings.

AUDIT COMMITTEE

     GENERAL. This committee makes recommendations to the board of directors with respect to the selection of independent accountants; the review and scope of audit arrangements; the independent accountants' suggestions for strengthening internal controls; matters of concern to the committee, the independent accountants, or management relating to our financial statements or other results of the annual audit; the review of internal controls with our financial and accounting staff; the review of the activities and recommendations of our accounting staff; and the review of financial statements and other financial information which we publish.

     AUDIT COMMITTEE REPORT. The Audit Committee consists of three directors who are independent as defined under Rule 4200(a)(15) of the National Association of Securities Dealers, Inc., which means that, among other things, these directors are not officers or employees of Knology and are free from any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee operates under a written charter approved by the board of directors.

     The committee reviews Knology's financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2002 with Knology management and the independent accountants. Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

     The committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended. In addition, the committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES and has discussed with the independent accountants the accountants' independence from Knology and its management.

     Based on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board of directors approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                                   AUDIT COMMITTEE

                                                   Alan A. Burgess
                                                   L. Charles Hilton, Jr.
                                                   William Laverack, Jr.

COMPENSATION AND STOCK OPTION COMMITTEE

     GENERAL. Under rules established by the Securities and Exchange Commission, Knology is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting Knology's executive officers (including the named executive officers) during the past fiscal year. The report of Knology's Compensation and Stock Option Committee is set forth below.

     COMPENSATION AND STOCK OPTION COMMITTEE REPORT. The Compensation and Stock Option Committee is responsible for determining and making recommendations to the board of directors concerning executive compensation, including base salaries, bonuses and the basis for their awards, stock options and other benefits.

     The three principal components of Knology's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of Knology's board of directors and the Compensation and Stock Option Committee, which objectives include (i) attracting, retaining and motivating qualified management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments and (iv) aligning management compensation with the achievement of Knology's goals and performance.

     It is the Compensation and Stock Option Committee's view that senior executives' interests should complement those of the stockholders. Accordingly, consistent with prior practice, it is anticipated that a substantial portion of senior executive compensation above a base salary will be provided through bonuses tied to certain indicators of performance and through the grant of stock options, thus creating incentives for executives to achieve long-term objectives and increase stockholder value. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position in question and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for similar positions at comparable companies. Annual bonuses are determined by evaluating the competitive marketplace, the performance of Knology, the performance of the executive and the responsibilities assumed by the executive.

     The Compensation and Stock Option Committee has reviewed Knology's existing management compensation arrangements and has consulted with the Chief Executive Officer to evaluate Knology's current compensation programs, and believes that they are consistent with the philosophy of the Compensation and Stock Option Committee. Additionally, the Compensation and Stock Option

Committee has made certain recommendations for the present year regarding evaluation criteria in connection with the incentive compensation to be awarded to Knology's senior management.

     EXECUTIVE OFFICER COMPENSATION. The determination of 2002 executive officer compensation by the Compensation and Stock Option Committee was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Knology's goals and performance, compensation levels at comparable companies and historical compensation levels, and following consultation with and recommendations from Knology's Chief Executive Officer.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The principal factors considered by the Compensation and Stock Option Committee and the board of directors in determining the 2002 salary and bonus for Knology's Chief Executive Officer included the factors described in the preceding paragraph, and it was the view of the Compensation and Stock Option Committee that Mr. Johnson's 2002 compensation was reasonable. Based on such analysis, Mr. Johnson's base salary was increased from $236,764 for 2001 to $251,435 for 2002, and his 2002 bonus was awarded based upon his achievement of performance objectives during 2002 that the Compensation and Stock Option Committee established early in the year, including the Knology's attainment of revenue, earnings-per-share and other goals. Because Mr. Johnson exceeded the performance goals set by the Compensation and Stock Option Committee, Mr. Johnson was awarded a bonus in 2002 that exceeded 52.2% of his base salary. Based on Mr. Johnson's and Knology's performance in 2002, Mr. Johnson's base salary for 2003 was increased to $299,191.

     STOCK OPTION REPRICING. Effective as of December 31, 2002, Knology's Board of Directors cancelled all underwater stock options outstanding under the Knology Holdings, Inc. 1995 Stock Option Plan, the Knology, Inc. 1999 Long-Term Incentive Plan and certain stand-alone options, and issued an equal number of replacement options under the 2002 Long-Term Incentive Plan.

     The replacement options were vested as of December 31, 2002 to the same extent that the corresponding cancelled options were vested as of December 31, 2002, and any unvested portion of the replacement options vest quarterly, based on the holder's continued service to Knology, over the remaining period during which the corresponding cancelled options would have vested (with the first such quarterly vesting date being March 31, 2003 and the final such vesting date being the last day of the last calendar quarter ending prior to the scheduled final vesting date of the corresponding cancelled options). The replacement options have the same expiration date as the corresponding cancelled options.

     The following table sets forth information regarding the stock repricing with respect to options held by executive officers.

                                                                                             NEW         OPTION
                                              NUMBER OF          MARKET      EXERCISE      EXERCISE       TERM
           NAME                  DATE         SECURITIES         PRICE         PRICE        PRICE       REMAINING
           (a)                    (b)             (c)             (d)           (e)          (f)           (g)
----------------------------  ------------  --------------  ----------------  ---------  -----------  ------------
Brett T. McCants...........     12/31/02         42,000           1.87          2.00         1.87         5/8/07
                                12/31/02        120,000           1.87          2.50         1.87         2/4/08
                                12/31/02         14,824           1.87          2.83         1.87         2/3/09
                                12/31/02         80,000           1.87          2.83         1.87         8/4/09
                                12/31/02          8,842           1.87          4.75         1.87        5/10/10
                                12/31/02         43,038           1.87          3.00         1.87        5/16/11
                                12/31/02         11,414           1.87          3.00         1.87        5/18/11
                                12/31/02         23,240           1.87          3.00         1.87        4/24/12

Marcus R. Luke, PhD........     12/31/02         25,620           1.87          2.00         1.87         4/1/08
                                12/31/02         90,000           1.87          2.50         1.87         2/4/08
                                12/31/02         14,120           1.87          2.83         1.87         2/3/09
                                12/31/02         14,000           1.87          2.83         1.87         8/4/09
                                12/31/02          8,105           1.87          4.75         1.87         5/5/10
                                12/31/02         23,951           1.87          3.00         1.87        5/16/11
                                12/31/02         10,336           1.87          3.00         1.87        5/18/11
                                12/31/02         17,209           1.87          3.00         1.87        4/24/12

Chad S. Wachter............     12/31/02        120,000           1.87          2.50         1.87         8/5/08
                                12/31/02         13,436           1.87          2.83         1.87         2/3/09
                                12/31/02         40,000           1.87          2.83         1.87         8/4/09
                                12/31/02          5,698           1.87          4.75         1.87         5/5/10
                                12/31/02         29,020           1.87          3.00         1.87        5/16/11
                                12/31/02          9,867           1.87          3.00         1.87        5/18/11
                                12/31/02         16,489           1.87          3.00         1.87        4/24/12

Robert K. Mills............     12/31/02        200,000           1.87          2.83         1.87         8/4/09
                                12/31/02        200,000           1.87          4.75         1.87         2/2/10
                                12/31/02          1,825           1.87          4.75         1.87         5/5/10
                                12/31/02         65,096           1.87          3.00         1.87        5/16/11
                                12/31/02         12,041           1.87          3.00         1.87        5/18/11
                                12/31/02         20,417           1.87          3.00         1.87        4/24/12

Rodger L. Johnson..........     12/31/02      1,020,000           1.87          2.83         1.87         2/3/09
                                12/31/02        980,000           1.87          2.83         1.87         8/4/09
                                12/31/02         19,421           1.87          4.75         1.87         5/5/10
                                12/31/02         12,947           1.87          4.75         1.87         8/2/10
                                12/31/02        329,244           1.87          3.00         1.87        5/16/11
                                12/31/02         68,333           1.87          3.00         1.87        5/18/11
                                12/31/02         80,800           1.87          3.00         1.87        4/24/12

Thomas P. Barrett..........     12/31/02        400,000           1.87          2.83         1.87         8/4/09
                                12/31/02          3,158           1.87          4.75         1.87         5/5/10
                                12/31/02         65,312           1.87          3.00         1.87        5/16/11
                                12/31/02         14,009           1.87          3.00         1.87        5/18/11
                                12/31/02         24,871           1.87          3.00         1.87        4/24/12

Felix L. Boccucci, Jr......     12/31/02         66,068           1.87          2.00         1.87         4/1/06
                                12/31/02         30,000           1.87          2.50         1.87         2/4/08
                                12/31/02         14,120           1.87          2.83         1.87         2/3/09
                                12/31/02         20,000           1.87          2.83         1.87         8/4/09
                                12/31/02          8,474           1.87          4.75         1.87         5/5/10
                                12/31/02         22,464           1.87          3.00         1.87        5/16/11
                                12/31/02         10,740           1.87          3.00         1.87        5/18/11
                                12/31/02         17,818           1.87          3.00         1.87        4/24/12

Anthony J. Palermo, Jr.....     12/31/02        400,000           1.87          2.83         1.87         8/4/09
                                12/31/02          6,316           1.87          4.75         1.87         5/5/10
                                12/31/02         65,824           1.87          3.00         1.87        5/16/11
                                12/31/02         14,138           1.87          3.00         1.87        5/18/11
                                12/31/02         27,750           1.87          3.00         1.87        4/24/12

                                                                         COMPENSATION AND STOCK OPTION COMMITTEE

                                                                         Donald W. Burton
                                                                         Bret D. Pearlman
                                                                         William H. Scott, III

                                                     11

                              DIRECTOR COMPENSATION

     Knology's directors historically have not received directors' fees. Mr. Davis, who was appointed to the board of directors pursuant to Knology's stockholders agreement, as amended, will receive a fee for attending board and committee meetings in an amount to be determined by the board of directors. Directors are reimbursed for their reasonable out-of-pocket travel expenditures. Knology's directors also have received grants of stock options, pursuant to the 2002 Long-Term Incentive Plan, upon their election to the board of directors. The number of options, if any, to be granted to directors is within the discretion of the board of directors or the Compensation and Stock Option Committee.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors and executive officers file reports with the SEC indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. These reports are required by Section 16(a) of the Securities Exchange Act of 1934, as amended. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons, except that Messrs. Wachter, Luke and Boccucci each filed a late Form 3 after being designated an executive officer during 2002.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation for Knology's chief executive officer and the other four most highly compensated executive officers of Knology as of December 31, 2002 (collectively, the named executive officers) for 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE

                                                ANNUAL                     LONG-TERM
                                             COMPENSATION                 COMPENSATION
                                                                         --------------
                                                                             AWARDS
                                                                         --------------
                                                                           SECURITIES       ALL OTHER
                                                                           UNDERLYING     COMPENSATION
  NAME AND PRINCIPAL POSITION         YEAR      SALARY         BONUS       OPTIONS(1)          (2)
--------------------------------     ------    ---------     ---------   --------------   -------------
Rodger L. Johnson..................   2002     $251,435      $131,360      $2,717,083       $15,587
    President & Chief                 2001      236,764       101,026         397,577        13,419
     Executive Officer                2000      205,638       144,779          32,368        12,693

Anthony J. Palermo.................   2002      205,178        72,321         567,480         9,524
    Vice President of                 2001      186,449        53,907          79,962         9,561
     Operations and Marketing         2000      154,675        86,634           6,316         9,772

Patrick T. Barrett.................   2002      178,635        63,224         557,589        14,803
    Vice President of                 2001      168,692        49,304          79,321        14,858
     Information Technology           2000      153,117        65,216           3,528        11,908

Bret T. McCants....................   2002      171,847        60,821         383,766        10,279
    Vice President of Network         2001      155,688        44,866          54,452        10,002
     Construction and Maintenance     2000      124,986        54,282           8,842         9,759

Robert K. Mills....................   2002      145,115        51,360         544,765         5,935
    Vice President, Chief             2001      139,087        40,846          77,137         5,694
     Financial Officer & Treasurer    2000      156,773        32,973         201,825         2,116

---------------
(1) All options are exercisable for shares of our common stock.

(2) For fiscal year 2002, includes premiums on term life insurance ($4,787, $1,552, $6,527, $977 and $435 for Johnson, Palermo, Barrett, McCants and Mills, respectively) and employer matching contributions to our 401(k) plan ($6,000, $3,172, $3,476, $4,502 and $5,500 for Johnson, Palermo, Barrett, McCants and Mills, respectively). For fiscal year 2001, includes premiums on term life insurance ($3,369, $1,755, $6,954, $950 and $443 for Johnson, Palermo, Barrett, McCants and Mills, respectively) and employer matching contributions to our 401(k) plan ($5,250, $3,006, $3,104, $4,252 and $5,250 for Johnson, Palermo,
Barrett, McCants and Mills, respectively).

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information about option awards made to the named executive officers during 2002.


                         INDIVIDUAL GRANTS
                 --------------------------------
                                                                                       POTENTIAL REALIZABLE VALUE
                   NUMBER OF        PERCENT OF                                          AT ASSUMED ANNUAL RATES
                   SECURITIES      TOTAL OPTIONS                                      OF STOCK PRICE APPRECIATION
                   UNDERLYING       GRANTED TO      EXERCISE                                FOR OPTION TERM(2)
                     OPTIONS       EMPLOYEES IN      PRICE                            ------------------------------
      NAME         GRANTED(1)       FISCAL 2002      ($/SH)       EXPIRATION DATE          5%              10%
---------------  -------------   ----------------  ----------   -------------------   -------------   --------------
Rodger L.          1,020,000           11.4%          $1.87       February 3, 2009    $ 2,566,749      $3,407,234
Johnson........
                     980,000           10.9%           1.87         August 4, 2009      2,527,488       3,435,946
                      19,421            0.2%           1.87            May 5, 2010         51,954          73,131
                      12,947            0.1%           1.87         August 2, 2010         35,061          49,932
                     329,244            3.7%           1.87           May 16, 2011        926,705       1,369,270
                      68,333            0.8%           1.87           May 18, 2011        192,333         284,185
                      80,800            0.9%         3.00(3)        April 24, 2012        381,918         589,428
                      80,800            0.9%           1.87         April 24, 2012        238,062         367,410
                     125,538            1.4%           1.87      December 31, 2012        382,393         608,897
Anthony J.           400,000            4.5%           1.87         August 4, 2009      1,031,628       1,402,427
Palermo........
                       6,316            0.1%           1.87            May 5, 2010         16,896          23,783
                      65,824            0.7%           1.87           May 16, 2011        185,271         273,751
                      14,138            0.2%           1.87           May 18, 2011         39,793          58,798
                      27,750            0.3%         3.00(3)        April 24, 2012        131,166         202,433
                      27,750            0.3%           1.87         April 24, 2012         81,760         126,184
                      25,702            0.3%           1.87      December 31, 2012         78,289         124,662
Patrick T.           400,000            4.5%           1.87         August 4, 2009      1,031,628       1,402,427
Barrett........
                       3,158            0.0%           1.87            May 5, 2010          8,448          11,892
                      65,312            0.7%           1.87           May 16, 2011        183,830         271,622
                      14,009            0.2%           1.87           May 18, 2011         39,430          58,261
                      24,871            0.3%         3.00(3)        April 24, 2012        117,558         181,431
                      24,871            0.3%           1.87         April 24, 2012         73,278         113,092
                      25,368            0.3%           1.87      December 31, 2012         77,272         123,042
Bret T.               14,824            0.2%           1.87       February 3, 2009         39,169          54,470
McCants........
                      42,000            0.5%           1.87            May 8, 2009        112,356         158,154
                      80,000            0.9%           1.87         August 4, 2009        206,326         280,485
                     120,000            1.3%           1.87       February 5, 2010        317,069         440,936
                       8,842            0.1%           1.87            May 5, 2010         23,654          33,295
                      43,038            0.5%           1.87           May 16, 2011        121,137         178,988
                      11,414            0.1%           1.87           May 18, 2011         32,126          47,469
                      23,240            0.3%         3.00(3)        April 24, 2012        109,849         169,533
                      23,240            0.3%           1.87         April 24, 2012         68,472         105,676
                      17,168            0.2%           1.87      December 31, 2012         52,294          83,270
---------------------------------------------------------------------------------------------------------------------

Robert K.            200,000            2.2%           1.87         August 4, 2009        515,814         701,213
Mills..........
                     200,000            2.2%           1.87       February 2, 2010        528,448         734,894
                       1,825            0.0%           1.87            May 5, 2010          4,882           6,872
                      65,096            0.7%           1.87           May 16, 2011        183,222         270,723
                      12,041            0.1%           1.87           May 18, 2011         33,891          50,076
                      20,417            0.2%         3.00(3)        April 24, 2012         96,505         148,940
                      20,417            0.2%           1.87         April 24, 2012         60,155          92,839
                      24,969            0.3%           1.87      December 31, 2012         76,056         121,107

--------------
(1) Options generally vest over five years unless such person's employment is terminated, in which case options that have not vested at that time will terminate.

(2) Values shown are the result of calculation at assumed 5% and 10% appreciation rates called for by the Securities and Exchange Commission and are not intended to forecast possible future appreciation in the market price of our common stock.

(3) These options were canceled and replaced as of December 31, 2002 with options issued under our 2002 Long-Term Incentive Plan.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     None of the named executive officers exercised any stock options during 2002. The table below shows the number of shares of Knology common stock covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 2002. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the common stock as of December 31, 2002.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED
                                                               OPTIONS AT               VALUE OF UNEXERCISED
                                SHARES                -----------------------------    IN-THE-MONEY OPTIONS AT
                               ACQUIRED                    DECEMBER 31, 2002            DECEMBER 31, 2002(1)
                                  ON       VALUE      -----------------------------  ----------------------------
             NAME              EXERCISE   REALIZED     EXERCISABLE    UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
-----------------------------  --------   --------    -----------------------------  ----------------------------
Rodger L. Johnson...........      --         --         1,870,577         765,706        $0              $0
Robert K. Mills.............      --         --           320,196         204,152         0               0
Anthony J. Palermo..........      --         --           323,148         216,582         0               0
Patrick Barrett.............      --         --           321,409         211,309         0               0
Bret T. McCants.............      --         --           254,857         105,669         0               0

-------------
(1) The value of the unexercised in-the-money options as of December 31, 2002 was calculated using a market price of $1.87 per share.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     We were formerly a subsidiary of ITC Holding. We own 100% of Knology Broadband, Interstate Telephone, Valley Telephone, Globe Telecommunications and ITC Globe, each of which ITC Holding owned separately before we owned it. ITC Holding determined that Knology Broadband and these other companies had parallel growth in the same markets and that combining their businesses would enhance their ability to take advantage of the opportunities in these markets. To accomplish this, ITC Holding formed us in September 1998 and, in November 1999, contributed these companies to us along with other related assets. In February 2000, ITC Holding distributed all of its shares of our stock and options to purchase shares of our stock to its stockholders and option holders, which we refer to as our spin-off from ITC Holding. On May 9, 2002, ITC Holding was acquired by West Corporation.

     We have adopted a policy requiring that any material transactions between us and others affiliated with our officers, directors or principal stockholders be on terms no less favorable to us than reasonably could have been obtained in arm's-length transactions with independent third parties.

TRANSACTIONS WITH ITC COMPANIES

     During 2002, certain of our directors and officers held the following positions with companies that were affiliated with us:

          o Campbell B. Lanier, III, who serves as the chairman of our board of directors, also previously served as chairman of the board and chief executive officer of ITC Holding and all of its subsidiaries including InterCall, and was also a director of companies that were formerly subsidiaries of ITC Holding, such as ITC/\DeltaCom.

          o William H. Scott, III, one of our directors, previously served as president, chief operating officer and a director of ITC Holding and all of its subsidiaries including InterCall, and was also a director of companies that were formerly subsidiaries of ITC Holding, such as ITC/\DeltaCom.

          o Donald W. Burton, one of our directors, was previously a director of ITC Holding and ITC/\DeltaCom.

     We were affiliated with all of these companies by reason of our common stockholder bases and common directorships, and we have a business relationship with some of them, as described in detail below.

     At the time of our spin-off from ITC Holding, Campbell B. Lanier, III beneficially owned approximately 23% of the common stock of ITC Holding, and William Scott and Donald Burton beneficially owned approximately 1% and 8%, respectively, of the common stock of ITC Holding. Most of our other officers, directors and stockholders also owned stock in ITC Holding and, as such, they all received the same amount of stock on a pro rata basis in the spin-off as the rest of the ITC Holding stockholders.

     We provided services to InterCall, our parent company prior to the spin-off and a wholly owned subsidiary of ITC Holding, in 2002, for which we received $2.0 million. We provided these services to InterCall pursuant to an agreement which expires in July 2004.

     We lease pole space from South Carolina Electric & Gas Co., an affiliate of SCANA Communications Holdings, which is one of our largest stockholders and note holders and was a principal investor in Knology in the past, as discussed below. We lease this pole space pursuant to an annual pole attachment agreement. In 2002, we paid $116,511 under this agreement.

     Our insurance provider is J. Smith Lanier & Co. Campbell B. Lanier, III's brother and uncle are principal owners of this insurance placement company, both of whom, as stockholders in ITC Holding, received shares of our Series A preferred stock in the spin-off. In 2002, this company charged us $141,456 for insurance services.

     In January 2000, after the contribution and exchange discussed above, InterCall loaned us $29.7 million under a line of credit. The proceeds of this loan were to be used for construction by Knology Broadband of its networks and for working capital. This loan accrued interest at a rate of 11 3/4% per year and had a maturity date of March 31, 2000. Under the terms of this loan, InterCall converted all of the principal and interest of the loan into options to purchase shares of our Series A preferred stock at a price of $4.75 per option. InterCall paid $4.75 for each share subject to a Knology option, which was the value placed on the shares underlying the options for purposes of the spin-off. The parties agreed as part of the conversion transaction that Knology would pay the option exercise prices to ITC Holding when they were received by Knology. A residual note evidences this agreement. Under the residual note, no amount is due to ITC Holding from Knology in the event of an option expiring or terminating.

     On November 6, 2002, in connection with the restructuring of the capitalization of Knology and Broadband, ITC Telecom and SCANA each contributed $19.5 million to Knology in exchange for 6.5 million shares of Knology's Series C preferred stock. Additionally, SCANA, as a holder of $118,071,000 aggregate principal amount at maturity Broadband's 11 7/8% senior discount notes due 2007, exchanged those notes for $42,794,000 aggregate principal amount of Knology's 12% senior notes due 2009 and 21,701,279 shares of Knology's Series E preferred stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of our compensation and stock option committee are Messrs. Scott, Pearlman and Burton. Each of Messrs. Scott and Burton served as a director or executive officer of ITC Holding until May 9, 2003. Prior to its acquisition by West Corporation, we engaged in several transactions with ITC Holding or its affiliates, as discussed above.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of April 30, 2003 regarding beneficial ownership of Knology's capital stock by:

 o each person known by Knology to beneficially own more than 5% of Knology's outstanding voting capital stock;

 o   each of Knology's named executive officers;

 o   each of Knology's directors and nominees for director; and

 o   all of Knology's directors and executive officers as a group.

     Unless otherwise indicated, the address of each of the named individuals is c/o Knology, Inc., 1241 O.G. Skinner Drive, West Point, Georgia, 31833.

                                                     KNOLOGY, INC. BENEFICIAL OWNERSHIP TABLE
                                                                 AS OF APRIL 30, 2003

                              SERIES A PREFERRED      SERIES B PREFERRED      SERIES C PREFERRED      SERIES D PREFERRED
                           -----------------------  ----------------------  ----------------------  ----------------------
                                (1)         (2)         (1)         (2)         (1)         (2)         (1)         (2)
                            AMOUNT AND    PERCENT   AMOUNT AND    PERCENT   AMOUNT AND    PERCENT   AMOUNT AND    PERCENT
                             NATURE OF      OF       NATURE OF      OF       NATURE OF      OF       NATURE OF      OF
NAME OF BENEFICIAL          BENEFICIAL     SERIES   BENEFICIAL    SERIES    BENEFICIAL    SERIES    BENEFICIAL    SERIES
OWNER (1)                   OWNERSHIP      STOCK    OWNERSHIP     STOCK     OWNERSHIP      STOCK    OWNERSHIP      STOCK
-------------------------- -----------  ---------- ------------  --------- ------------  ---------  -----------  ---------
5% STOCKHOLDERS
SCANA Communications         7,234,271      14.2%            -         -   14,833,333       29.5%            -         -
Holdings, Inc. (4)
AT&T Venture Funds (5)       4,267,800       8.4%      421,052       2.0%           -          -             -         -
J. H. Whitney IV, L.P.(6)            -         -     8,421,053      39.8%   3,333,333        6.6%            -         -
The Blackstone Group (7)             -         -     6,315,789      29.8%   2,666,667        5.3%            -         -
South Atlantic Private       3,356,443       6.6%    1,578,947       7.5%     666,667        1.3%            -         -
Equity Funds (8)
American Water Works,        3,820,943       7.5%            -         -            -          -             -         -
Inc. (9)
Wachovia Capital                     -         -     2,105,263       9.9%     333,333          *             -         -
Partners, LLC. (10)
PNC Venture Corp. (11)               -         -             -         -    3,333,333        6.6%            -         -
ITC Telecom Ventures,                -         -             -         -   14,833,333       29.5%            -         -
Inc. (12)
William E. Morrow (13)          13,527         *             -         -            -          -             -         -
Felix L. Boccucci, Jr. (14)        352         *         4,200         *            -          -             -         -
Marcus R. Luke (15)             26,898         *         1,600         *            -          -             -         -
O. Gene Gabbard (16)           310,721         *             -         -            -          -             -         -
Chad S. Wachter (17)                 -         -        10,500         *            -          -             -         -

EXECUTIVE
OFFICERS
Rodger L. Johnson (18)               -         -        10,000         *            -          -             -         -
Robert K. Mills (19)             3,929         *         3,200         *            -          -             -         -
Anthony J. Palermo (20)              -         -        10,000         *            -          -             -         -
Thomas P. Barrett (21)               -         -             -         -            -          -             -         -
Bret T. McCants (22)             5,454         *             -         -            -          -             -         -

DIRECTORS
Campbell B. Lanier (23)      9,363,705      18.3%            -         -      333,333          *             -         -
Richard S. Bodman (5) (24)   4,267,800       8.4%      421,052       2.0%           -          -             -         -
Alan A. Burgess (25)                 -         -             -         -            -          -             -         -
Donald W. Burton (7) (26)    3,575,831       7.0%    1,789,473       8.4%   1,333,334        2.7%    2,346,080      22.0%
Eugene I. Davis (27)                 -         -             -         -            -          -             -         -
L. Charles Hilton, Jr. (28)    377,197         *             -         -            -          -             -         -
William Laverack, Jr. (6)            -         -     8,421,053      39.8%   3,333,333        6.6%            -         -
Bret D. Pearlman (8)                 -         -     6,315,789      29.8%   2,666,667        5.3%            -         -
William H. Scott, III (29)   1,260,491       2.5%            -         -            -          -             -         -

All Named Executive
Officers and Directors      18,854,407      36.7%   16,970,567      80.1%   7,666,667       15.3%    2,346,080      22.0%
as a Group (14 persons)


                              SERIES E PREFERRED            COMMON             AS CONVERTED (3)
                           -----------------------  ----------------------  ----------------------
                                (1)         (2)         (1)         (2)         (1)         (2)
                            AMOUNT AND    PERCENT   AMOUNT AND    PERCENT   AMOUNT AND    PERCENT
                             NATURE OF      OF       NATURE OF      OF       NATURE OF      OF
NAME OF BENEFICIAL          BENEFICIAL     SERIES   BENEFICIAL    SERIES    BENEFICIAL    SERIES
OWNER (1)                   OWNERSHIP      STOCK    OWNERSHIP     STOCK     OWNERSHIP      STOCK
-------------------------- -----------  ---------- ------------  --------- ------------  ---------
5% STOCKHOLDERS
SCANA Communications        21,701,279       100%            -         -   44,037,275       26.3%
Holdings, Inc. (4)
AT&T Venture Funds (5)               -         -             -         -    5,052,029        3.0%
J. H. Whitney IV, L.P.(6)            -         -             -         -   15,851,229        9.5%
The Blackstone Group (7)             -         -             -         -   12,055,087        7.2%
South Atlantic Private               -         -             -         -    6,494,739        3.9%
Equity Funds (8)
American Water Works,                -         -             -         -    3,962,700        2.4%
Inc. (9)
Wachovia Capital                     -         -             -         -    3,462,807        2.1%
Partners, LLC. (10)
PNC Venture Corp. (11)               -         -             -         -    3,333,333        2.0%
ITC Telecom Ventures,                -         -             -         -   14,833,333        8.9%
Inc. (12)
William E. Morrow (13)               -         -       345,000      68.6%     359,029          *
Felix L. Boccucci, Jr. (14)          -         -       145,802      22.5%     152,410          *
Marcus R. Luke (15)                  -         -       160,226      24.3%     190,500          *
O. Gene Gabbard (16)                 -         -       189,654      27.4%     511,903          *
Chad S. Wachter (17)                 -         -       186,813      27.1%     202,421          *

EXECUTIVE
OFFICERS
Rodger L. Johnson (18)               -         -     2,065,507      80.4%   2,080,372        1.2%
Robert K. Mills (19)                 -         -       372,117      42.5%     380,949          *
Anthony J. Palermo (20)              -         -       409,617      44.9%     424,482          *
Thomas P. Barrett (21)               -         -       405,827      44.6%     405,827          *
Bret T. McCants (22)                 -         -       283,962      36.1%     289,618          *

DIRECTORS
Campbell B. Lanier (23)              -         -        44,420       8.1%  10,088,851        6.0%
Richard S. Bodman (5) (24)           -         -        44,417       8.1%   5,096,446        3.0%
Alan A. Burgess (25)                 -         -        44,420       8.1%      44,420          *
Donald W. Burton (7) (26)            -         -        44,420       8.1%  10,092,380        6.0%
Eugene I. Davis (27)                 -         -             -         -            -          -
L. Charles Hilton, Jr. (28)          -         -        44,420       8.1%     435,611          *
William Laverack, Jr. (6)            -         -             -         -   15,851,229        9.5%
Bret D. Pearlman (8)                 -         -             -         -   12,055,087        7.2%
William H. Scott, III (29)           -         -        44,420       8.1%   1,351,675          *

All Named Executive
Officers and Directors
as a Group (14 persons)              -         -    34,803,547      76.3%  58,596,948       34.0%

--------------------
*   Less than 1%

(1) A person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from April 30, 2003. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated.
(2) For the purpose of computing the percentage ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days from April 30, 2003 were deemed to be outstanding in determining the percentage owned by such person, but were not deemed outstanding in determining the percentage owned by any other person.
(3) "As converted" amounts assume that the shares of Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock, and Series E preferred stock are converted to common stock. Each share of Series A preferred stock converts into 1.0371 shares of common stock; each shares of Series B preferred stock converts into 1.4865 shares of common stock; each share of Series C preferred stock converts into one share of common stock; each share of Series D preferred stock converts into one share of common stock; and each share of Series E preferred stock converts into one share of non-voting common stock which is convertible into one share of common stock upon transfer by SCANA to an entity that is not an affiliate of SCANA.
(4) The address of SCANA Communications Holdings, Inc. is 200 West Ninth Street Plaza, Suite 600 Wilmington, Delaware 19801.
(5) The address of each of the AT&T venture funds and of Mr. Bodman is 2 Wisconsin Circle, #610, Chevy Chase, Maryland 20815. Includes 325,800 shares of Series A preferred stock and 20,632 shares of Series B preferred stock held by Venture Fund I, L.P., of which Venture Management I, a general partnership, is the general partner, of which Mr. Bodman is the managing general partner; 2,931,600 shares of Series A preferred stock and 185,684 shares of Series B preferred stock held by AT&T Venture Fund II, L.P., of which Venture Management, L.L.C. is the general partner, of which Mr. Bodman is a manager; 153,600 shares of Series A preferred stock and 32,677 shares of Series B preferred stock held by Special Partners Fund, L.P., of which Venture Management III, L.L.C. is the general partner, of which Mr. Bodman is a manager; and 856,800 shares of Series A preferred stock and 182,059 shares of Series B preferred stock held by Special Partners Fund International, L.P., of which the investment general partner is Venture Management III, L.L.C., of which Mr. Bodman is a manager. Each of the respective AT&T venture funds has sole voting and investment power with respect to the shares beneficially owned by such fund.
(6) The address of J. H. Whitney IV, L.P. is 177 Broad Street, Stamford, CT 06901. The general partner of J. H. Whitney IV, L.P. is J. H. Whitney Equity Partners IV, LLC, of which William Laverack, Jr. is the managing member. Mr. Laverack disclaims beneficial ownership of the shares held by
     J. H. Whitney IV, L.P. except to the extent of his proportionate ownership therein.
(7) The address of Blackstone Management Associates III L.L.C. is 345 Park Avenue, 31st Floor, New York, New York 10154. Includes 5,029,244 shares of Series B preferred stock and 2,123,459 shares of Series C preferred stock held by Blackstone CCC Capital Partners L.P., 907,598 shares of Series B preferred stock and 383,208 shares of Series C preferred stock held by Blackstone CCC Offshore Capital Partners L.P. and 378,947 shares of Series B preferred stock and 160,000 shares of Series C preferred stock held by Blackstone Family Investment Partnership III L.P., for each of which Blackstone Management Associates III L.L.C. is the general partner and of which Bret Pearlman is a member. Mr. Pearlman disclaims ownership of all shares owned by the Blackstone entities.
(8) The address of each entity comprising South Atlantic is 614 West Bay Street, Tampa, Florida 33606. Includes 1,685,251 shares of Series A preferred stock held by South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners III, Limited Partnership is the sole general partner, of which Mr. Burton is the managing partner; 592,268 shares of Series A preferred stock, 663,158 shares of Series B preferred stock and 280,000 shares of Series C preferred stock held by South Atlantic Private Equity Fund IV, Limited Partnership, of which Mr. Burton is a general partner; and 872,250 shares of Series A preferred stock, 915,789 shares of Series B preferred stock and 386,667 shares of Series C preferred stock held by South Atlantic Private Equity Fund IV (QP), Limited Partnership, of which Mr. Burton is a general partner; and 206,674 shares of Series A preferred stock held by South Atlantic Venture Fund II, of which Mr. Burton is a general partner. Each of the respective South Atlantic funds has sole voting and investment power with respect to the shares beneficially owned by such fund.
(9)  The address of American Water Works Company, Inc. is 1025 Laurel Oak Road,
     P. O. Box 1770, Voorhees, NJ 08043.
(10) The address of First Union Capital Partners 2001, L.L.C. is 301 South College Street, NC0732, Charlotte, NC 28288-0732.
(11) The address of PNC Venture Corporation is 3150 CNG Tower, Pittsburgh, PA 15222.
(12) On May 9, 2003 ITC Telecom Ventures, Inc. sold all of its 14,833,333 shares of Series C Preferred Stock of Knology to Magnolia Holding Company. The address of both ITC Telecom Ventures, Inc. and Magnolia Holding Company is 3300 20th Avenue, Valley, AL 36854.
(13) The address of Mr. William E. Morrow is 401 Carlson Circle, San Marcos TX 78666.
(14) Includes 145,802 shares of common stock issuable under options and 218 shares of Series A preferred stock owned by his wife.

(15) Includes 13,098 shares of Series A preferred stock issuable under options and 156,226 shares of common stock issuable under options.
(16) The address of Mr. Gabbard is 102 Marseille Place, Cary, NC 27511. Includes 74,100 shares of Series A preferred stock issuable under options and 189,654 shares of common stock issuable under options.
(17) Includes 186,813 shares of common stock issuable under options.
(18) Includes 2,065,507 shares of common stock issuable under options.
(19) Includes 372,117 shares of common stock issuable under options.
(20) Includes 409,617 shares of common stock issuable under options.
(21) Includes 405,827 shares of common stock issuable under options.
(22) Includes 283,962 shares of common stock issuable under options.
(23) Includes 121,958 shares of Series A preferred stock held by the Jane Lowery Zachry Hyatt Lanier Trust, of which Mr. C. Lanier, III is trustee; 136,419 shares of Series A preferred stock held by The Campbell B. Lanier, Jr. Irrevocable Life Insurance Trust, of which Mr. C. Lanier, III is trustee; 56,759 shares of Series A preferred stock held by the Lanier Family Foundation, of which Mr. C. Lanier, III is co-trustee; and 392 shares of Series A preferred stock held by Mr. C. Lanier, III's wife. Also includes 127,249 shares of Series A preferred stock issuable under options and 44,420 shares of common stock issuable under options.
(24) Includes 44,417 shares of common stock issuable under options.
(25) Includes 44,420 shares of common stock issuable under options.
(26) The address of Mr. Burton and of each entity comprising South Atlantic is 614 West Bay Street, Tampa, Florida 33606. Includes 117,784 shares of Series A preferred stock, 52,631 shares of Series B preferred stock, 133,333 shares of Series C preferred stock and 586,520 of Series D preferred stock held by The Burton Partnership, Limited Partnership, of which Mr. Burton is the sole general partner; 157,895 shares of Series B preferred stock, 533,334 shares of Series C preferred stock and 1,759,560 shares of Series D preferred stock held by The Burton Partnership (QP), Limited Partnership, of which Mr. Burton is the sole general partner; 1,685,251 shares of Series A preferred stock held by South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners III, Limited Partnership is the sole general partner, of which Mr. Burton is the managing partner; 592,268 shares of Series A preferred stock, 663,158 shares of Series B preferred stock and 280,000 shares of Series C preferred stock held by South Atlantic Private Equity Fund IV, Limited Partnership, of which Mr. Burton is a general partner; and 872,250 shares of Series A preferred stock, 915,789 shares of Series B preferred stock and 386,667 shares of Series C preferred stock held by South Atlantic Private Equity Fund IV (QP), Limited Partnership, of which Mr. Burton is a general partner; and 206,674 shares of Series A preferred stock held by South Atlantic Venture Fund II, of which Mr. Burton is a general partner. Each of the respective South Atlantic funds has sole voting and investment power with respect to the shares beneficially owned by such fund. Also includes 49,336 shares of Series A preferred stock held by four Burton Family trusts of which Mr. Burton is trustee. Includes 52,268 shares of Series A preferred stock issuable under options and 44,420 shares of common stock issuable under options.
(27) The address of Mr. Davis is 5 Canoe Drive, Livingston, NJ 07039.
(28) Includes 44,420 shares of common stock issuable under options.
(29) Includes 44,857 shares of Series A preferred stock held by The Martha J. Scott, Trustee FBO Mary Martha Scott U/A 6/26/91 Trust, of which Mr. Scott's wife is trustee; 87,322 shares of Series A preferred stock held by The Melissa H. Lanier 1997 GST Trust, of which Mr. Scott is trustee; 161,149 shares of Series A preferred stock held by The Campbell B. Lanier, III Charitable Remainder Trust; 129,305 shares of Series A preferred stock held by the William H. Scott III 2000 Annuity Trust; 44,813 shares of Series A preferred stock held by the Margaret Scott Rollison, Trustee FBO John Davis Scott U/A 4/26/91; 44,813 shares of Series A preferred stock held by the Margaret Scott Rollison, Trustee FBO Mary Martha Scott U/A 4/26/91; and 2,510 shares of Series A preferred stock held by Martha Jernigan Scott. Also includes 93,058 shares of Series A preferred stock issuable under options and 44,420 shares of common stock issuable under options.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Effective June 20, 2002, at the recommendation of the Audit Committee, the board of directors of Knology engaged Deloitte Touche Tohmatsu LLP (Deloitte) as Knology's independent auditors for the fiscal year ending December 31, 2002. This appointment followed Knology's decision to seek proposals from independent accountants to audit Knology's financial statements for the year ending December 31, 2002.

     Representatives of Deloitte are expected to attend the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions from stockholders.

     Deloitte replaced Arthur Andersen LLP (Andersen) as Knology's independent auditors. Knology's board of directors, upon the recommendation of the Audit Committee, determined to dismiss Andersen on June 20, 2002.

     Andersen's report on Knology's consolidated financial statements for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Andersen's report on Knology's consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, but was modified as to Knology's ability to continue as a going concern.

     During Knology's fiscal year ended December 31, 2001 and the subsequent interim period through June 20, 2002, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the matter in connection with their reports on Knology's consolidated financial statements. Additionally, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

FEES PAID TO INDEPENDENT ACCOUNTANT

     AUDIT FEES. The aggregate fees billed by Deloitte for 2002 for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2002 were $172,067. The aggregate fees billed by Andersen for 2002 for professional services rendered for the review of the financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 were $7,821.

     ALL OTHER FEES. The aggregate fees billed for services rendered by Andersen for 2002, other than the services described above, were as follows:

                     Audit-related fees
                     Tax fees                 $         4,750
                     Other fees                         8,500

                                                --------------
                     Total all other fees     $        13,250

     The aggregate fees billed for services rendered by Deloitte for 2002, other than the services described above, were as follows:

                     Audit-related fees       $        10,865
                     Tax fees                          49,750
                     Other fees                        97,000

                                                --------------
                     Total all other fees     $       157,615


     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed by Deloitte or Andersen for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

     The Audit Committee has considered whether the provision of non-audit services by the independent accountants to Knology is compatible with maintaining auditors' independence.

                                OTHER INFORMATION

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     Knology plans to hold its 2004 Annual Meeting of Stockholders sometime in the second quarter of 2004. Any stockholder desiring to submit a proposal for action at Knology's 2004 Annual Meeting of Stockholders which is desired to be presented in Knology's proxy statement with respect to such meeting, should mail such proposal by certified mail return receipt requested to Knology, Inc., 1241 O.G. Skinner Drive, West Point, GA 31833, Attention: Chad S. Wachter, Vice President and General Counsel. All such proposals must be received by Knology within a reasonable time before Knology begins to print and mail its proxy materials for Knology's 2004 Annual Meeting of Stockholders.

     Knology's bylaws also require that any stockholder wishing to make one or more proposals for nominations of persons to the board of directors must submit such notice to the Secretary of the Company no less then (1) 60 days prior to a meeting of stockholders to elect such directors, or (2) if less than 75 days' notice or prior to public disclosure of the date of the meeting is given or made to stockholders, 15 days following the day on which such notice of the meeting was mailed or public disclosure was made.

     In addition, the proxy solicited by the board of directors for the 2004 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Knology is provided with notice of such proposal a reasonable time before Knology begins to print and mail its proxy materials for Knology's 2004 Annual Meeting of Stockholders.

ANNUAL REPORTS AND EXHIBITS

     Knology's Annual Report on Form 10-K is enclosed with this proxy statement. The Annual Report on Form 10-K is not to be considered proxy-soliciting material except to the extent expressly incorporated by reference in this proxy statement.

     ANY STOCKHOLDER WHO WISHES TO OBTAIN A COPY, UPON PAYMENT OF A DUPLICATING FEE, OF KNOLOGY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2002, WHICH INCLUDES FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY CONTACT THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, DC 20549, OR AT TELEPHONE NUMBER 1-800-SEC-0330. THE ANNUAL REPORT IS ALSO AVAILABLE ON THE COMMISSION'S INTERNET SITE (WWW.SEC.GOV).

     PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY STILL VOTE IN PERSON, SINCE THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY DELIVERING TO THE SECRETARY OF KNOLOGY A WRITTEN REVOCATION OF THE PROXY.

                                  KNOLOGY, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert K. Mills and M. Todd Holt, or either of them in case the other is unable or unwilling to act, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Series A, Series C and Series D preferred stock and common stock of Knology, Inc. (the "Company") held of record by the undersigned on June 2, 2003, at the 2003 Annual Meeting of Stockholders to be held on June 19, 2003 or any adjournments or postponements thereof.

1. ELECTION OF CLASS I DIRECTORS: On the proposal to elect the following directors to serve for three-year terms and until their successors are duly elected and qualified:

              Richard S. Bodman
              L. Charles Hilton, Jr.

     |_|FOR all nominees listed above                 |_| WITHHOLD AUTHORITY

     To withhold authority to vote for any individual nominee write the name in the space provided:

     -------------------------------------------------------------------------

     Failure to follow this procedure to withhold authority to vote for any individual nominee will result in the granting of authority to vote for the election of such nominee.

2. ELECTION OF SERIES B DIRECTORS: (TO BE VOTED UPON ONLY BY THE HOLDERS OF SERIES B PREFERRED STOCK)

3. OTHER MATTERS: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the notice of the annual meeting of stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1 and in the discretion of the proxy holder on any other matter that may properly come before the meeting and adjournment or postponement thereof.


DATED:                           , 2003
      ---------------------------

-----------------------------------------  -------------------------------------
Social Security Number/Taxpayer                          Signature
Identification Number

                                           -------------------------------------
                                                 Signature, if held jointly

                                           Please sign exactly as name appears
                                           on this Proxy Card. When shares are
                                           held by joint tenants, both should
                                           sign. When signing as attorney-in-
                                           fact, executor, administrator,
                                           personal representative, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in full corporate name by President
                                           or other authorized officer. If a
                                           partnership, please sign in partner-
                                           ship name by authorized person

      PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

                                  KNOLOGY, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert K. Mills and M. Todd Holt, or either of them in case the other is unable or unwilling to act, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Series B preferred stock of Knology, Inc. (the "Company") held of record by the undersigned on June 2, 2003, at the 2003 Annual Meeting of Stockholders to be held on June 19, 2003 or any adjournments or postponements thereof.

1. ELECTION OF CLASS I DIRECTORS: On the proposal to elect the following directors to serve for three-year terms and until their successors are duly elected and qualified:

            Richard S. Bodman
            L. Charles Hilton, Jr.

     |_| FOR all nominees listed above                 |_| WITHHOLD AUTHORITY

     To withhold authority to vote for any individual nominee write the name in the space provided:

          -------------------------------------------------------------

     Failure to follow this procedure to withhold authority to vote for any individual nominee will result in the granting of authority to vote for the election of such nominee.

2. ELECTION OF SERIES B DIRECTORS: On the proposal to elect the following directors to serve for one-year terms and until their successors are duly elected and qualified:

            William Laverack, Jr.
            Bret D. Pearlman

     |_| FOR all nominees listed above                 |_| WITHHOLD AUTHORITY

     To withhold authority to vote for any individual nominee write the name in the space provided:

          -------------------------------------------------------------

     Failure to follow this procedure to withhold authority to vote for any individual nominee will result in the granting of authority to vote for the election of such nominee.

3. OTHER MATTERS: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the notice of the annual meeting of stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2 and in the discretion of the proxy holder on any other matter that may properly come before the meeting and adjournment or postponement thereof.


DATED:                           , 2003
      ---------------------------

-----------------------------------------  -------------------------------------
Social Security Number/Taxpayer                          Signature
Identification Number

                                           -------------------------------------
                                                 Signature, if held jointly

                                           Please sign exactly as name appears
                                           on this Proxy Card. When shares are
                                           held by joint tenants, both should
                                           sign. When signing as attorney-in-
                                           fact, executor, administrator,
                                           personal representative, trustee or
                                           guardian, please give full title as
                                           such. If a corporation, please sign
                                           in full corporate name by President
                                           or other authorized officer. If a
                                           partnership, please sign in partner-
                                           ship name by authorized person

      PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.